Exhibit 10.13
(English Translation)
NO. 003
Labor Contract

Party A(Employer): Dalian Heavy Mining Equipment Manufacturing Co., Ltd.

Party B(Employee):  Linqiang Yang

Dalian Labor and Social Security Bureau
Notices
1. Party A should truly tell Party B about the work content, work environment, work place, career danger, safety of operation, remuneration and other information that Party B requires to know. Party A has the right to know the information directly related to labor contract. And Party B should tell the truth.

2. If Party A hires Party B, Party A cannot hold Party B’s ID card and other credentials. Besides, Party A cannot require Party B to supply warrant or obtain money from Party B in other ways.

3. Party A should set up labor contract in one month after hiring Party B. If both parties set up labor contract before hiring and working, labor relationship begins when Party B starts to work. Party A should set up employees list and go through an employee record in labor administration bureau.

4. If labor contract term is longer than 3 month and shorter than 1 year, probation period cannot excess one month; if term is longer than 1 year and shorter than 3 years, the probation period should not excess 2 months; if the contract term is longer than 3 years, the probation period cannot exceed 6 months. If the contract term is based on work contribution and is shorter than 3 months, Party A can not set up probation period. The probation period is included in labor contract term.

5. One of the following situation, if Party B bring up or agree to extend or set up labor contract, both parties should set up flexible term labor contract except that Party B bring up to set up fixed term labor contract:

a. Party B has worked continuously for Party A for 10 years;

b. When Party A firstly implement labor contract system or nation-owned companies change business type and reset up labor contract, Party B has worked continuously for 10 years and Party B has less than 10 years to retire;

c. both parties set up fixed term labor contract continuously twice and Party B do not have the situation in NO.39 and NO. 40.

6. Party A cannot make agreement with Party B about paying violation fees except for service period agreement and competition limits agreement.

7. Consultant telephone number for labor insurance policy: 12333
  Compliant telephone number for labor insurance supervision:
Dalian: 84369110 Development Zone: 87622867 Pulan Dian: 83118624
Zhongshan District: 82799610 Baoshui District: 82702460   Wafangdian:85630056
Xigang District: 39608681   Gaoxinyuan District: 84796982 Zhuanghe:89818880
Shahekou District: 84610121  Lvshunkou District: 86363017 Changhai:89884660
Ganjingzi District: 86589470  Jinzhou District: 87779020
Changxingdaolingang Industrial Zone:85283613

This Contract is signed on a mutuality voluntary basis by and between Party A and Party B in accordance with the Labor Law of People's Republic of China as well as the Labor Contract of People's Republic of China.

I. Background Information of both parties

1. Party A (Employer): Dalian Heavy Equipment Device Manufacture LLC
Legal Representative: Lixin Wang
Business Type: Running by local people
Investment Type: Joint-Stock
Organization Code: 24109998-8
Registered Place: Liaoning Province Dalian City Gaoxin District Gaoneng Street NO.26
Actual Operation Place: Liaoning Province Dalian City Gaoxin District Gaoneng Street NO.26
Contact Telephone: 84799486

2. Party B (Employee): Linqiang Yang Gender: Male
Type of registered permanent residence (Non-Agriculture, agriculture): Non-agriculture
Permanent Residence ID NO.: 370686197604287419
Other effective credentials and NO.:

Permanent Residence: Shandong Province Xixia City Su jiadian District
Actual Residence: Liaoning Province Dalian City Shahekou District Laijia Street NO. 20
Contact Telephone: 13998657600

3. Should Party B change contact information, Party B should notify Party A in time.

II. Labor Contract Term

4. Both parties select the second form to decide the term of this labor contract.

a. Fixed term of XXX years commencing on mm/dd/yyyy and terminating on mm/dd/yyyy. The probation period is from mm/dd/yyyy to mm/dd/yyyy (being included in the term of contract).

b. Flexible term commencing on 01/01/2008. The probation period is from mm/dd/yyyy to mm/dd/yyyy (being included in the term of contract).

c. Taking the completion of a specific amount of work as a term, commencing on mm/dd/yyyy till the work is completed.

III. Working Content and Working Places

5. Party A arranges Party B in managerial position based on work needs and Party B will work on Finance and Accounting. The working place is Liaoning Province Dalian City Gaoxin District Gaoneng Street NO.26. Both parties could sign position agreement, arranging specific position responsibilities and requirements.

6. Party B should take the positions seriously, fulfils task on time and abide by the rules which are set up by Party A based on laws.

IV. Working Hours and Holidays

7. Both parties select the first form to decide the term of this labor contract.

a. Party B’s standard work hours shall be eight hours per day, forty hours per week. Saturday and Sunday are off.

b. Flexible working time. Based on security of Party B's health and advice, Party A should adopt intense work, centralized rest, flexible work and other proper working ways and ensure that Party B can fulfill work and have the right of having rest and taking vacations.

c. Use XXX(Month, Quarter, Year) as a period working time, the average working hours per day and the average working hours per week are not beyond the legal standards working time.

If Party A uses the second and third form, party A should apply for the approval from Labor Administrative Bureau.

8. According to related laws in China and company operation needs, Party A should arrange the working hours properly for Party B. And Party B shall enjoy statutory holidays and family visits, weddings, funerals, family planning, paid annual leave and other leave entitlements.

9. Party A should stick to standard working hours and cannot compel Party B to work overtime. If it is really because of operational needs, Party A can ask Party B to work overtime less than one hour per day, which should be approved by labor committee and Party B. Because special reasons to work overtime, Party A should ensure the heath of Party B. The extended working hour should be no more than 3 hours per day and no more 36 hours per month.

V. Remuneration

10. Party A set up the remuneration system based on laws, operational characteristics and economic benefit. The salary level of Party B will be equal pay for equal work, which is based on remuneration system, labor technique, work intensity, work environment, work contribution and so on.

11. Party A will pay salary to Party B in the third form.

a. hourly wages. Party B's standard wage is XXX RMB / month (RMB / week). Bonus will be based on the actual working contributions.

b. piece-rate wages. B's labor quota is XXX, piece rate as XXX.

c. remuneration system. The standard salary during probation period is XXX.

12. Party A will pay in cash or transfer the total amount of salary to Party B before 30th in each month. If it happens to holidays or weekends, salary should be advanced to the nearest working day.

Party A should record Party B’s salary amount, paid date, working days and signature in documents and provide salary statement to Party B.

13. In case of the extension of work hours by Party A, the salary shall be paid according to Labor Law.

14. During work hours, Party B fulfills its national and social obligation. The salary shall be paid no less than the minimum salary standard.

15. Remuneration will be in accordance with the related regulation and no less than 80% of minimum salary standards when Party B is receiving medical treatment for diseases or injuries within the prescribed period of time.

VI. Social Insurance and related benefits

16. Both sides must follow state and local regulations on social insurance and participate in social insurance. Party A will on behalf of Party B to deduct the amount and paid the liable amount. Both parties choose to use first form to pay the social insurance fees.

a. Participate in endowment insurance, medical insurance, unemployment insurance, injury insurance and pregnant insurance.

b. Participate in medical insurance, injury insurance and XXX.

17. During contract period, if Party B has any of work related injury or occupational disease, or non-work related injury and illness at work, non-fatal and medical treatment, benefits should abide by national and local regulations;  female workers during pregnancy, birth, breast-feeding treatment also should be based on national and local regulations.

18. Party A provide supplementary insurance and benefits are XXXXX.

VII. Labor protection and labor conditions

19. Party A must establish a sound safety and health systems and operational procedures, work standards and the necessary training on the Party B.

20. Party B must comply with state regulations to provide occupational safety and health conditions and necessary labor protection articles.

21. Party A must be in accordance with relevant state regulations on occupational hazards, tell and educate Party B about the danger of the work. Party A should try to prevent the danger from Party B.

22. Party B in the production (work) process must strictly observe the safety rules. Any management of the Party A’s illegal command, or force, Party B has the right to refuse to perform dangerous operations.

VIII. Labor contract changes and performing

23. Both parties should take their own responsibilities according to this contract.

24. If Party A change its name, legal representatives, major people in charge or investors, all of these will not affect this contract.

25. If Party A acquisitions or divide in parts, the contract is still in effect.

26. Both parties consent, then they can change the contents of the Contract and record it in writing.

IX. Termination

27. This contract can be terminated by agreement of both parties.

28. Party B's termination the labor contract shall be 30 days in advance written notice to the Party A. During the probationary period, Party B can terminate the labor contract by 3 days in advance written notice to Party A.

29. One of the following circumstances, Party B may terminate this contract at any time:

a. Party A is not in accordance with the provisions of this contract to provide labor protect or working conditions;

b. Party A is not in accordance with the provisions of this contract to pay labor remuneration;

c. Party A doesn't pay medical insurance fee according to laws;

d. Regulations are against laws and rules, which affect Party B's benefits;

e. Labor contract is ineffective because of the situation in NO.26 in Labor Law;

f. Other situations that allow Party B to terminate the contract;

g. Party A uses violence, threats, imprisonment, or illegal restriction of personal freedom to forced labor.

30. If Party B has one of the following circumstances, Party A may terminate this contract

a. during the probationary period, Party B is proved to be inconsistent with the conditions of employment;

b. serious violations of Party A's rules and regulations;

c. a serious dereliction of duty or practices graft, causing significant harm to the interests of the Party;

d. Party B build labor relationship with others at the same time, which affects seriously on Party A; Or after reminder of Party A, Party B doesn't change;

e. Party A make or change the contract under pressure or cheat;

f. criminal responsibility according to law.

31. One of the following circumstances, Party A may terminate this contract. It should be thirty days in advance written notice to Party B or pay an extra one month salary to Party B:

a. Party B is ill or has work related injury. After medical treatment period expires; Party B can not do the original work and cannot be arranged in the Party A.

b. Party B is incompetent after training or adjustment of his position is still incompetent;

c.  the labor contract is based on significant changes in objective circumstances, resulting in inability to perform the contract, the parties shall negotiate an agreement not to change the labor contract, labor contract is terminated by a Party;

32. If Party A need to lay-off, Party A should be based on Labor Contract Law and cannot be harmful to Party B.

33. One of the following circumstances, the contract can be terminated:
a. contract expires;
b. Party B start to get retirement insurance;
c. Party B dies;
d. Party A is announced to be bankrupted.
e. Party A is asked to be closed or Party A decide to dismiss in advance;
f. Other situations that occur in laws or regulations.

34. Party A should provide termination certification to Party B when Party A terminates the labor contract. And Party A should handle the profile and social insurance transfer in 15 days. Party B should handle work transfer. Party A should pay the compensation when Party B is handling the work transfer if there is any compensation. Party A should keep the terminated contract in 2 years.

X. Economic compensation and compensation

35.Party A should pay economic compensation to Party B according to NO.46 in Labor Contract Law if Party Acome up with the dissolution or termination or the contract is terminated based on NO. 27, NO. 29, NO.31, NO.32.

36. Economic compensation is based on Party B’s working period for Party A. Each whole year stands for paying one month salary. If the period is between 6 months and 1 year, calculate as 1 year; less than 6 months, pay half month salary. Salary standard is the 12 months average salary before Party B terminate labor contract.

37. If Party B’s salary is three times higher than the prior year average salary reported by local government, Party A should pay three time higher than the average salary of employees. The payment period can not excess 12 years.

38. If Party A terminates illegally and Party B requires to continue the labor contract, Party A can not terminate the contract; If Party B does not require to continue the contract or the contract cannot continue longer, Party A should pay compensation based on twice of standards compensation.

If Party B terminates illegally, which affects Party A badly, Party B should take responsibility of loss.

XI. Others

39. If Party A provide B with special training and training fees, both parties can set up special agreement and terms.

If Party B is against to service terms, Party B should pay compensation.

40. Party B has the responsibility of confidential. Both party can set up special agreement and negotiate the competition limits.

If Party B is against to the competition limits, Party B should pay compensation. If there is any loss to Party A, Party B should pay it.

41. The annex to the contract is as follows:
a. position contract
b. training contract
c. confidential contract
d. XXXX

42. Other agreements: XXX

43. Either party may also directly to the labor dispute arbitration committee for arbitration.

44. Matters not this is a contract, or the future state, contrary to the relevant provisions of the city, according to relevant regulations.

45. This contract is two points, each party holds one.

Party A (seal) /s/ Lixin Wang

Party B (seal) /s/ Linqiang Yang

Representative: ________________ Representative:________________

Date: 2008-1-18

The labor contract which is signed by both party voluntarily apply for attestation. It should be supplied to labor administration bureau in 30 days.

Seal by Attestation Organization              Date of Attestation: